Exhibit 5.1

Campbell Mithun Tower
222 South Ninth Street
Suite 2000

Minneapolis, MN 55402-3338

Tel (612) 607-7000  Fax (612) 607-7100

www.foxrothschild.com

May 13, 2020

Sleep Number Corporation

1001 Third Avenue South

Minneapolis, Minnesota 55404

Re:	Sleep Number Corporation – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sleep Number Corporation, a Minnesota corporation (the “Company”), in connection with the registration by the Company of 3,240,000 shares (collectively, the “Shares”) of the common stock of the Company, par value $0.01 per share, issuable under the Sleep Number Corporation 2020 Equity Incentive Plan (the “2020 Plan”) pursuant to a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2020.

We have examined the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant or necessary as the basis for the opinion set forth below. In such examination, we have assumed the authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified copy or photostatic copy, and the authenticity of the original of each such latter document.

On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of the Shares and payment therefor in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid, and non-assessable.

May 13, 2020

The opinion set forth above is rendered as of the date of this letter. We assume no obligation to update or supplement this opinion to reflect any changes of law or fact that may occur subsequent to the date hereof.

Our opinion expressed herein is limited to the laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Fox Rothschild LLP